Exhibit 99.3
LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

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


                                                                                                                        Twelve
                                                                   Quarters Ended                                       Months
                                   ---------------- -------------- --------------- -------------- --------------        Ended
                                       2/28/99           11/30/98       8/31/98       5/31/98         2/28/98           11/30/98
                                   ---------------- -------------- --------------- -------------- --------------    --------------
Income Statement
Net Revenues                            $1,118              $665           $930        $1,473          $1,045             $4,113
Non-Interest Expenses:
  Compensation and Benefits                567               337            472           747             530              2,086
  Nonpersonnel Expenses                    242               234            251           250             240                975
Net Income                                 211                74            151           324             187                736
Net Income Applicable to
   Common Stock                            198                62            139           268             180                649
Earnings per Common Share (a)
   Basic                                 $1.62             $0.51          $1.15         $2.22           $1.49              $5.37
   Diluted                               $1.57             $0.51          $1.10         $2.12           $1.44              $5.19

Financial Ratios (%)
Return on Common Equity
     (annualized) (b)                     17.2               5.6           13.0          29.9            17.6               16.3
Return on Common Equity
   (annualized) (c)                       17.2               5.6           13.0          25.2            17.6               15.2

Pretax Operating Margin                   27.6              14.1           22.3          32.4            26.3               25.6

Compensation & Benefits/
   Net Revenues                           50.7              50.7           50.7          50.7            50.7               50.7
Effective Tax Rate                        31.0              20.5           27.0          32.0            32.0               30.0

Balance Sheet
Total Assets                          $179,300          $153,890       $191,074      $179,067        $175,643
Total Assets Excluding
   Matched Book (d)                    121,900           111,509        133,787       130,140         124,225
Common Stockholders' Equity              4,731             4,505          4,391         4,326           4,175
Total Stockholders' Equity + Trust                                                      5,084
Preferred Securities                     5,964             5,413          5,349                         4,683
Total Capital (e)                       32,682            32,754         33,730        31,929          28,597
Book Value per Common Share (f)          38.72             37.06          36.35         35.93           34.56

Other Data (#s)
Employees                                8,695             8,873          8,839         8,387           8,314
Common Stock Outstanding           118,977,746       113,657,877    116,673,240   117,114,203     118,551,437
Average Shares
   Basic                           121,942,892       120,726,366    121,523,227   120,633,663     120,638,144        120,909,920
   Diluted                         125,776,277       122,527,953    126,222,483   126,301,259     124,797,348         24,991,831


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(a)  Effective  December 1997, basic and diluted earnings per share replaced the primary and fully diluted calculations in accordance with Statement of Financial Accounting Standards No. 128.
(b) Return on common equity calculated using net income before adjusting for special preferred dividends.
(c) Return on common equity calculated using net income after adjusting for special preferred dividends.
(d) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(e) Total capital includes long-term debt and stockholders' equity, as well as, Trust Preferred Securities, where applicable.
(f) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.